SEVENTH AMENDMENT TO LOAN AGREEMENT
AND AMENDMENT TO RENEWAL REVOLVING NOTE

        This Seventh Amendment to Loan Agreement and Amendment to Renewal Revolving Note is made and entered into effective the 28th day of April, 2008, by and between U.S. Bank National Association, a national banking association, with an address of 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117-5308 (“Lender”) and Daktronics, Inc., a South Dakota corporation, with an address of 331 — 32nd Avenue, Brookings, South Dakota 57006 (“Borrower”).

RECITALS:

    A.        Lender and Borrower entered into a Loan Agreement dated October 14, 1998 and Borrower executed and delivered to Lender a Revolving Note dated October 14, 1998, in the original principal sum of $15,000,000.00.

    B.        The Loan Agreement and Revolving Note were amended by an Amendment to Loan Agreement and a Modification of Promissory Note, each dated November 30, 1999, an Amendment to Loan Agreement and a Modification of Promissory Note, each dated December 8, 2000, a Third Amendment to Loan Agreement and Revolving Note dated June 20, 2002, a Fourth Amendment to Loan Agreement and Revolving Note dated December 2, 2003, a Fifth Amendment to Loan Agreement and Revolving Note dated October 1, 2005, and a Sixth Amendment to Loan Agreement and a Renewal Revolving Note, each dated January 23, 2007.

    C.        Pursuant to the Sixth Amendment to Loan Agreement and the Renewal Revolving Note dated January 23, 2007, the loan amount was increased to $45,000,000.00 (the “Revolving Loan”).

    D.        Lender and Borrower mutually wish to extend the maturity date of the Revolving Loan and the expiration date of letters of credit issued as part of the Revolving Loan.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender covenant and agree as follows:

    1.        The Loan Agreement and Renewal Revolving Note are each amended to provide that the Revolving Loan Maturity Date is November 15, 2009.

    2.        Section 2.1 of the Loan Agreement is amended and restated as follows:

Section 2.1 Revolving Loan. Upon the terms and subject to the conditions hereof, Lender agrees to make available a revolving loan (the “Revolving Loan”) to Borrower in the principal amount of Forty-five Million and No/100 Dollars ($45,000,000.00). Borrower may obtain advances, prepay and obtain new advances under the Revolving Loan.

Borrower may request and Lender shall issue as part of the Revolving Loan, letters of credit in a total amount not to exceed $15,000,000.00. Letters of credit not exceeding a total amount of $3,000,000.00 may have an expiration date of no later than November 15, 2010. Otherwise, all letters of credit shall expire on or before November 15, 2009. The amount available to be borrowed under the Revolving Loan shall be correspondingly reduced by the face amount of all letters of credit issued. Notwithstanding any agreement to the contrary, Lender shall have no obligation to issue any letter of credit, or to amend, extend, renew or replace any letter of credit, unless it is in form and substance acceptable to Lender.

    3.        Except as modified herein, all the terms and conditions of the Loan Agreement, including previous amendments thereto, shall remain in full force and effect.

    4.        Borrower acknowledges that the Loan Agreement and related Loan Documents are and shall remain the legal and binding obligation of Borrower, free of any claim, defense, or offset.

BORROWER:

DAKTRONICS, INC.

By: s/s James B. Morgan
James B. Morgan
Its Chief Executive Officer

By: s/s William R. Retterath
William R. Retterath
Its Chief Financial Officer

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By: s/s Carl Wynja
Carl Wynja, Its Senior Vice President